SCHEDULE OF INVESTMENTS
AS OF MARCH 31, 2009

		Codes							Fair Value				Change in Book / Adjusted Carrying Value				Interest					Dates	
Investment Type	Cusip ID	Code	Foreign	Bond CHAR	NAIC Designation	Actual Cost	Gross Unrealized Gains	Gross Unrealized Losses	Rate Used to Obtain Fair Value	Fair Value	Par Value	Book / Adjusted Carrying Value	Unrealized Valuation Increase / (Decrease)	Current Years (Amortization) / Accretion	Current Years Other Than Temporary Impairment Recognized	Total Foreign Exchange Change in Book / Adjusted Carrying Value	Rate of	Effective Rate of	When Paid	Admitted Amount Due and Accrued	Amount Received During Year	Acquired	Maturity
Fixed maturities, held to maturity:																							
Universal Property and Casualty Insurance Company:																							
US government and agency obligations																							
US Treasury Note	912828-GA-2				1	$ 1,589,039	$ 63,202	$ -	109.203	$ 1,620,573	$ 1,484,000	$ 1,557,371	$ -	$ (6,550)	$ -	$ -	4.500	2.586	MN	$ 22,382	$ -	1/25/2008	11/30/2011
US Treasury Note	912828-GZ-7	SD			1	144,517	6,791	-	110.930	149,755	135,000	142,964	-	(561)	-	-	4.625	2.780	JJ	1,035	3,122	7/15/2008	7/31/2012
US Treasury Note	912828-HL-7	SD			1	2,635,944	31,690	-	102.000	2,652,000	2,600,000	2,620,310	-	(6,648)	-	-	3.250	2.205	JD	21,242	42,250	8/5/2008	12/31/2009
US Treasury Note	912828-KC-3	SD			1	35,169	121	-	100.813	35,284	35,000	35,163	-	(6)	-	-	2.000	1.842	FA	87	-	2/19/2009	2/15/2012
						$ 4,404,669	$ 101,804	$ -		$ 4,457,612	$ 4,254,000	$ 4,355,808	$ -	$ (13,765)	$ -	$ -				$ 44,746	$ 45,372		
Foreign obligations																							
Canada Government Bond	135087-YG-3		C		1FE	$ 3,328,012	$ 3,531	$ -	107.346	$ 3,412,821	$ 3,179,271	$ 3,409,290	$ -	$ (4,307)	$ -	$ 85,585	3.750	1.412	JD	$ 39,632	$ -	3/10/2009	6/1/2012
Canada Government Bond	135087-YN-8		C		1FE	7,874,170	-	(11,437)	107.530	7,905,675	7,352,065	7,917,112	-	(3,520)	-	46,462	3.500	1.593	JD	85,538	-	3/30/2009	6/1/2013
Canada Government Sovereign Notes	135087-YP-3		C		1FE	10,326,956	23,305	-	102.944	10,227,715	9,935,222	10,204,410	-	(16,205)	-	(106,341)	2.750	1.109	JD	90,823	-	2/23/2009	12/1/2010
Canadian Treasury Bills	135027-MR2	@	C		1FE	19,940,170	-	-	100.000	19,734,928	19,870,445	19,734,928	-	-	-	(205,242)	0.000	0.760	N/A	14,285	-	2/23/2009	1/21/2010
						$41,469,308	$ 26,836	$ (11,437)		$ 41,281,139	$ 40,337,003	$ 41,265,740	$ -	$ (24,032)	$ -	$ (179,536)				$ 230,278	$ -		
Total fixed maturities, held to maturity						$45,873,977	$ 128,640	$ (11,437)		$ 45,738,751	$ 44,591,003	$ 45,621,548	$ -	$ (37,797)	$ -	$ (179,536)				$ 275,024	$ 45,372		
Fixed maturities, available for sale:																							
Universal Property and Casualty Insurance Company:																							
US government and agency obligations																							
US Treasury Inflation Index Bond	912828-CP-3				1	$11,070,776	$ 460,725	$ -	115.654	$ 11,565,446	$ 10,000,000	$ 11,104,721	$ 32,900	$ 1,045	$ -	$ -	2.000	2.186	JJ	$ 47,034	$ -	3/10/2009	7/15/2014
US Treasury Inflation Index Bond	912828-DH-0				1	10,604,960	526,844	-	111.684	11,168,378	10,000,000	10,641,534	32,500	4,074	-	-	1.625	2.339	JJ	37,725	-	3/10/2009	1/15/2015
US Treasury Inflation Index Bond	912828-EA-4				1	32,475,101	1,094,575	-	111.367	33,410,044	30,000,000	32,315,469	(165,500)	5,868	-	-	1.875	2.015	JJ	128,192	-	2/3/2009	7/15/2015
US Treasury Inflation Index Bond	912828-JE-1				1	9,524,185	238,317	-	97.120	9,711,993	10,000,000	9,473,676	(55,800)	5,291	-	-	1.375	1.761	JJ	28,266	-	1/30/2009	7/15/2018
Total fixed maturities, available for sale						$63,675,022	$2,320,461	$ -		$ 65,855,861	$ 60,000,000	$ 63,535,400	$(155,900)	$ 16,278	$ -	$ -				$ 241,217	$ -		

Investment Type	Cusip ID	Number of Shares	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity securities:						
Universal Property and Casualty Insurance Company:						
Freeport-McMoran Copper & Gold Inc	35671D-85-7	38,000	$ 1,119,591	$ 328,589	$ -	$ 1,448,180
SPDR Gold Shares	78463V-10-7	25,000	2,175,503	81,497	-	2,257,000
United States Oil Fund	91232N-10-8	130,000	3,592,987	183,513	-	3,776,500
Walter Industiies Inc	93317Q-10-5	39,000	692,091	199,839	-	891,930
Barrick Gold Corp	067901-10-8	35,000	1,207,226	-	(72,526)	1,134,700
Central Fund Canada LTD	153501-10-1	69,000	831,948	-	(9,468)	822,480
Central Gold Trust	153546-10-6	17,500	704,241	47,384	-	751,625
Silver Wheaton Corp	828336-10-7	110,000	724,736	180,564	-	905,300
BHP Billiton Ltd ADR	088606-10-8	80,000	3,336,551	231,449	-	3,568,000
BP PLC	055622-10-4	10,000	424,564	-	(23,564)	401,000
Rio Tinto PLC ADR	767204-10-0	16,000	1,737,579	407,381	-	2,144,960
Royal Dutch Shell	780259-20-6	7,000	340,170	-	(30,070)	310,100
Statoil Hydro ASA ADR	85771P-10-2	25,000	421,695	14,305	-	436,000
ETFS Metal Securitie Ltd Palladium	B1VS30-02-4	190,000	3,764,980	306,720	-	4,071,700
ETFS Metal Securities Ltd Platinum	B1VS2W-53-8	37,900	3,646,779	571,112	-	4,217,891
ETFS Metal Security Phys Silver	0B1VS3-33-2	232,800	3,353,818	-	(387,946)	2,965,872
Ishares Silver Trust ETF	46428Q-10-9	150,000	1,923,344	-	(4,844)	1,918,500
Julius Baer Invt Fnds ETF Gold	0B3F8G-34-6	1,500	1,387,670	-	(14,810)	1,372,860
Market Vectors ETF Gold Miners	57060U-10-0	10,000	297,600	71,200	-	368,800
Powershares DB Multi Sector Comm	73936B-40-8	107,000	2,636,794	-	(16,364)	2,620,430
Powershares Multi Sector Energy	73936B-10-1	75,000	1,344,810	104,190	-	1,449,000
Powershares Multi Sector Metals Fd	73936B-70-5	150,000	1,898,698	79,802	-	1,978,500
Powershares Multi Sectr Com Oil Fd	73936B-50-7	40,000	710,000	72,800	-	782,800
United States 12 Month Oil Fnd ETF	91288V-10-3	58,000	1,523,085	230,835	-	1,753,920
United States Heating Oil Fnd ETF	91204P-10-7	10,500	193,140	23,265	-	216,405
United States Nat Gas Fund ETF	912318-10-2	214,000	3,846,292	-	(593,492)	3,252,800
Zuercher KTBK Gold ETF	0B3KZW-54-8	3,000	3,008,500	-	(237,160)	2,771,340
Zuercher KTBK Palladium ETF	0B1XCL-D9-1	3,785	2,449,311	163,789	-	2,613,100
Zuercher KTBK Silver ETF	0B1XCL-95-4	80	98,635	-	(820)	97,815
Zuercher KZKB Platinum ETF	0B1XCL-H3-0	1,120	1,900,216	121,015	-	2,021,231
		1,886,185	$ 51,292,554	$3,419,249	$ (1,391,064)	$ 53,320,739

Investment Type	Cusip ID	Number of Shares	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Universal Insurance Holdings, Inc.						
Equity Securities:						
United States Oil Fund	91232N-10-8	10,000	$ 278,686	$ 11,814	$ -	$ 290,500
Walter Industiies Inc	93317Q-10-5	5,000	78,955	35,395	-	114,350
Barrick Gold Corp	067901-10-8	3,000	85,135	12,125	-	97,260
Central Fund Canada LTD	153501-10-1	45,000	546,266	-	(9,866)	536,400
Central Gold Trust	153546-10-6	2,500	104,794	2,581	-	107,375
Silver Wheaton Corp	828336-10-7	10,000	65,095	17,205	-	82,300
BHP Billiton Ltd ADR	088606-10-8	2,000	73,854	15,346	-	89,200
ETFS Metal Securitie Ltd Palladium	B1VS30-02-4	12,700	256,654	15,507	-	272,161
Ishares Silver Trust ETF	46428Q-10-9	60,000	767,154	246	-	767,400
Julius Baer Invt Fnds ETF Gold	0B3F8G-34-6	130	123,356	-	(4,375)	118,981
Market Vectors ETF Gold Miners	57060U-10-0	5,000	148,800	35,600	-	184,400
Powershares DB Multi Sector Comm	73936B-40-8	32,000	780,225	3,455	-	783,680
Powershares Multi Sector Metals Fd	73936B-70-5	103,000	1,315,117	43,453	-	1,358,570
Powershares Multi Sectr Com Oil Fd	73936B-50-7	3,000	52,900	5,810	-	58,710
United States 12 Month Oil Fnd ETF	91288V-10-3	5,000	136,098	15,102	-	151,200
United States Nat Gas Fund ETF	912318-10-2	98,000	1,521,358	-	(31,758)	1,489,600
Zuercher KTBK Gold ETF	0B3KZW-54-8	130	123,891	-	(3,800)	120,091
Zuercher KTBK Palladium ETF	0B1XCL-D9-1	380	247,139	15,206	-	262,345
Zuercher KTBK Silver ETF	0B1XCL-95-4	180	230,628	-	(10,545)	220,083
		397,020	$ 6,936,105	$ 228,845	$ (60,344)	$ 7,104,606
Total equity securities		2,283,205	$ 58,228,659	$ 3,648,094	$ (1,451,408)	$ 60,425,345